Exhibit 5.1

January 19, 2016

BioPharmX Corporation
1098 Hamilton Court

Menlo Park, California 94025

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-3 filed by BioPharmX Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on January 19, 2016 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Subscription Rights”), and/or (vi) units consisting of any combination of such foregoing securities described in clauses (i) through (v) above (the “Units”), having a maximum public offering price of up to $100,000,000, as well as an aggregate of up to 4,100,000 issued and outstanding shares of the Company’s Common Stock (the “Selling Stockholder Shares”) issued to certain selling stockholders (the “Selling Stockholders”), pursuant to the Purchase Agreement dated as of December 9, 2015, by and between the Company and the purchasers named therein (the “Purchase Agreement”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company and the Selling Stockholder Shares may be sold from time to time by the Selling Stockholders as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)         The Company’s Certificate of Incorporation, filed with the Delaware Secretary of State on April 24, 2014 and certified by the Delaware Secretary of State on December 23, 2015 (the “Certificate of Incorporation”).

BioPharmX Corporation

(2)         The Company’s Bylaws, certified by the Company’s Secretary on January 19, 2016 (the “Bylaws” and, together with the Certificate of Incorporation, as each may be amended, modified or restated, the “Charter Documents”).

(3)         The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)         The Prospectus contained within the Registration Statement.

(5)         The Purchase Agreement dated as of December 9, 2015, by and between the Company and the purchasers named therein.

(6)         The minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders at which, or pursuant to which, the Board and/or the Company’s stockholders approved (i) the Certificate of Incorporation, (ii) the Bylaws, (iii) the filing of the Registration Statement, (iv) the Purchase Agreement, and (v) the authorization and issuance by the Company of the Selling Stockholder Shares.

(7)         The following securities records for the Company, which the Company has confirmed to us to be a complete record of all securities issuances, including all issued and outstanding shares of the Company’s capital stock, all options to purchase shares of the Company’s capital stock and all conversion privileges or other rights to purchase or acquire shares of the Company’s capital stock: (a) those records provided by the Company to us (consisting of a list of stockholders, a list of option holders respecting the Company’s capital stock and of any conversion privileges or other rights to purchase or acquire the Company’s capital stock, each dated as of January 14, 2016) and (b) a certificate of Computershare Trust Company, N.A., the Company’s transfer agent, dated January 15, 2016, regarding the Company’s issued and outstanding shares of Common stock as of January 14, 2016.

(8)         A Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated December 23, 2015 (the “Certificate of Good Standing”).

(9)         A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

(10)  A telephone, facsimile or other written notice as of January 15, 2016, from the office of the Secretary of State of Delaware, that the information provided in the certificate referred to in item (8) above, is or continues to be accurate as of such date.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents, including by the Selling Stockholders, where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We also have assumed that any certificates or instruments representing the Securities, including the Selling Stockholder Shares, will be, when issued, properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby.

BioPharmX Corporation

Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock, including the Selling Stockholder Shares, will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities. We also have assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto, and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York (clauses (i) through (iii) collectively, the “Applicable Laws”). To the extent that any Warrant Agreement, Subscription Rights Agreement or Unit Agreement (each as defined below) is governed by the laws of any jurisdiction other than the State of California, our opinion expressed below assumes that Internal California Law (as defined below) will exclusively apply to and govern such Warrant Agreement, Subscription Rights Agreement or Unit Agreement, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement, Subscription Rights Agreement or Unit Agreement. As used herein “Internal California Law” means the internal laws of the State of California applicable to a contract made by California residents in the State of California that selects California law as the governing law of such contract, without regard to any laws or equitable principles regarding choice of law, conflict of laws or public policies that might make any other law(s) applicable.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities by the Company or the delivery of any of the Selling Stockholder Shares by the Selling Stockholders, there will not have occurred any change in the law or the facts affecting the validity of the Securities or the Selling Stockholder Shares, as applicable, (ii) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the enforceability of the Debt Securities, (iii) all applicable covenants binding on or applicable to the Company restricting the issuance of Debt Securities will have been validly waived, (iv) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (v) at the time of the offer, issuance and sale of any Securities by the Company, and/or the sale, transfer or other disposition of any Selling Stockholder Shares by the Selling Stockholders, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (vi) no future amendments will be made to the Charter Documents that would be in conflict with or inconsistent with the Company’s right and ability to issue the Securities or any Selling Stockholder’s right to transfer, sell or otherwise dispose of the Selling Stockholder Shares, (vii) at the time of the offer, issuance and sale of any Securities by the Company, the Company will have a sufficient number of authorized and unissued shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares, and (viii) all purchasers of Securities will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Securities that are shares of capital stock will not be less than the par value thereof. We also have assumed that the terms of any Debt Securities

BioPharmX Corporation

to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof, the compliance by the Company with the terms of such Securities, the transfer, sale or other disposition by the Selling Stockholders of the Selling Stockholder Shares, subsequent to the date hereof, and the compliance by the Selling Stockholders with the terms of such Selling Stockholder Shares, will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any of the Charter Documents or of any instrument or agreement then binding upon the Company or the Selling Stockholders, as the case may be, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Selling Stockholders, as the case may be.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(1)         The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)         The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3)         The effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

We express no opinion regarding the effectiveness of any waiver or stay, extension or usury laws, or of unknown future rights.  Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis and that the Selling Stockholders intend to sell, transfer or otherwise dispose of the Selling Stockholder Shares, from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations thereunder, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to the issuance of any Securities by the Company and prior to the sale, transfer or other disposition of the Selling Stockholder Shares by the Selling Stockholders, in each case in connection with the Registration Statement, the Company or the Selling Stockholders, as applicable, will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued or such Selling Stockholder Shares are to be sold, transferred or otherwise disposed of, as applicable (including the Registration Statement, and if applicable, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities or Selling Stockholder Shares, as the case may be. However, we undertake no responsibility to monitor the Company’s or the Selling Stockholder’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its stockholders, if required by the laws of the State of Delaware or the Charter Documents, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of its capital stock at the time of issuance. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and duly amend its Certificate of Incorporation to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized.

BioPharmX Corporation

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

Based upon the foregoing, we are of the following opinion:

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.           With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (i) the issuance of and the terms of the offering of such shares of Common Stock and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws and (ii) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Common Stock, upon payment of the consideration therefor (in an amount not less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value per share of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.               With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the issuance and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware (or the filing of an amendment to the Company’s Certificate of Incorporation to similar effect), have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws and (ii) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Preferred Stock, upon payment of the consideration therefor (in an amount not less than the par value per share of such Preferred Stock) provided for therein or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value per share of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.               With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the issuance of such Debt Securities has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws, (ii) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board in accordance with the Charter Documents and Applicable Laws and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery), any applicable definitive purchase, underwriting or similar agreement and upon the exercise of warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

BioPharmX Corporation

5.               With respect to any Warrants registered pursuant to the Registration Statement, when (i) the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered, and (iii) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

6.               With respect to any Subscription Rights registered pursuant to the Registration Statement, when (i) the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription rights agreement relating to the Subscription Rights (“Subscription Rights Agreement”), the terms of the offering thereof and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws, (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered, and (iii) such Subscription Rights have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Subscription Rights will constitute valid and binding obligations of the Company.

7.               With respect to any Units registered pursuant to the Registration Statement, when (i) the conditions outlined in the immediately preceding paragraphs (2) through (6) that apply to the Securities that make up such Units are all met, (ii) the issuance and terms of such Units, the terms, execution and delivery of the unit purchase agreement relating to such Units (“Unit Agreement”), the terms of the offering thereof and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (iii) the Unit Agreement has been duly authorized and validly executed and delivered, and (iv) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.

8.             The Selling Stockholder Shares, to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

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BioPharmX Corporation

This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP